                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              AVATAR HOLDINGS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                          AVATAR
                                          HOLDINGS INC.
                                          201 Alhambra Circle
                                          Coral Gables, Florida 33134
                                          (305) 442-7000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 31, 2001

To the Stockholders of Avatar Holdings Inc.:

     The Annual Meeting of Stockholders of Avatar Holdings Inc. will be held at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida on May 31, 2001, at 10:00 a.m. local time, for the following purposes:

     1. To elect nine directors.

     2. To approve the appointment of Ernst & Young LLP, independent accountants, to act as auditors for Avatar for the year ending December 31, 2001.

     3. To approve an amendment to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan.

     4. To approve the Avatar Holdings Inc. Executive Incentive Compensation
        Plan.

     5. To transact such other business as properly may come before the meeting, or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 2, 2001 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

     Please mark your proxy if you wish to attend the Annual Meeting in order that adequate preparations may be made. A meeting attendance card will be mailed promptly to you to facilitate your attendance.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON IF YOU WISH.

                                          By Order of the Board of Directors,

                                          Juanita I. Kerrigan
                                          Vice President and Secretary

Dated: April 30, 2001.

     AVATAR HOLDINGS INC., 201 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA 33134
                                 (305) 442-7000

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 31, 2001

     This Proxy Statement and the enclosed form of proxy are furnished to the stockholders of Avatar Holdings Inc., a Delaware corporation ("Avatar"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of Avatar for use at the Annual Meeting of Stockholders to be held at the place and time and for the purposes set forth in the annexed Notice of Annual Meeting of Stockholders.

                      VOTING RIGHTS AND PROXY INFORMATION

Record Date; Voting Rights

     Pursuant to the By-Laws of Avatar, the Board of Directors has fixed the close of business on April 2, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

     At the close of business on April 2, 2001, 8,405,938 shares of Common Stock, $1.00 par value, of Avatar ("Common Stock"), which constitutes the only class of voting securities of Avatar, were outstanding and entitled to vote. For each share of Common Stock held of record as of the close of business on April 2, 2001, stockholders are entitled to one vote, except in regard to the election of directors, for which there will be cumulative voting as described under the heading "Election of Directors." In accordance with Avatar's By-Laws, the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     At the close of business on April 2, 2001, $112,367,000 principal amount of Avatar's 7% Convertible Subordinated Notes due 2005 (the "7% Notes") were outstanding which are in the aggregate convertible into an aggregate of 3,533,553 shares of Common Stock. Ownership of 7% Notes does not entitle any holder thereof to any voting rights in connection with this Annual Meeting of Stockholders.

Proxies

     When a proxy is received, properly executed, in time for the Annual Meeting, the shares represented thereby will be voted at the meeting as directed. If no such direction is specified, such shares will be voted: (1) FOR the election as directors of Avatar of the nine nominees named therein; (2) FOR approval of the appointment of Ernst & Young LLP, independent accountants, as auditors of Avatar for the year ending December 31, 2001; (3) FOR approval of the amendment to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (the "Incentive Plan"); (4) FOR approval of the Avatar Holdings Inc. Executive Incentive Compensation Plan (the "Executive Compensation Plan"); and (5) in connection with the transaction of such other business as properly may come before the meeting in accordance with the judgment of the person or persons voting the proxy. Any stockholder who executes a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of Avatar. In addition, a stockholder who attends the meeting may vote in person, thereby cancelling any proxy previously given by such stockholder.

     Nominees for director will be elected by a plurality of the votes cast at the Annual Meeting by the holders of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder withheld authority to vote for such nominee(s) (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

     The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting is necessary to ratify the appointment of Ernst & Young LLP as auditors for the year ending December 31, 2001, to approve the amendment to the Incentive Plan and to approve the Executive Compensation Plan. Abstentions will have the same effect as votes against such proposals because the shares are considered present at the meeting but are not affirmative votes, and broker non-votes will not be counted in respect of the proposals.

     This proxy statement and the form of proxy enclosed herewith, and the accompanying Annual Report of Avatar for the fiscal year ended December 31, 2000, including financial statements, were first mailed to stockholders of record as of the close of business on April 2, on or about April 30, 2001.

     If you plan to attend the meeting, please mark the box provided on your proxy card so that we may send you an attendance card. Stockholders who have beneficial ownership of Common Stock that is held by a bank or broker should bring account statements or letters from their banks or brokers indicating that they owned Avatar Common Stock as of April 2, 2001. Stockholders also may obtain an attendance card by submitting a written request to the Secretary of Avatar.

                      PRINCIPAL STOCKHOLDERS AND SECURITY
                            OWNERSHIP OF MANAGEMENT

Principal Stockholders

     The following table sets forth, as of April 2, 2001, information with respect to each person or entity known by the Board of Directors to be the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly.

                                                                         AMOUNT AND
                                                                         NATURE OF
                                                                         BENEFICIAL    PERCENT OF
   NAME OF BENEFICIAL OWNER           ADDRESS OF BENEFICIAL OWNER       OWNERSHIP(1)     CLASS
-------------------------------------------------------------------------------------------------
Odyssey Partners,                31 West 52nd Street                     2,107,763(2)(3)  25.1%
  L.P.                           New York, NY 10019

KeyCorp.                         127 Public Square                         443,691(4)      5.2%
                                 Cleveland, Ohio 44114

Sterling Capital                 301 South College Street, #3200           843,735(5)     10.0%
  Management LLC                 Charlotte, NC 28202

Private Capital                  3003 Tamiami Trail North                  967,407(6)     11.5%
  Management, Inc.               Naples, FL 34103

Dimensional Fund                 1299 Ocean Avenue                         426,600(7)      5.1%
  Advisors Inc.                  11th Floor
                                 Santa Monica, CA 90401
-------------------------------------------------------------------------------------------------

    (1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage of shares owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

    (2) Does not include shares owned by Leon Levy, who is Chairman of the Board and a member of the Executive Committee of Avatar and is a general partner of Odyssey Partners, L.P., a Delaware limited partnership ("Odyssey"). Mr. Levy, Jack Nash, Stephen Berger, Joshua Nash, Brian Wruble and Nash Family Partnership, L.P., by virtue of being general partners of Odyssey, share voting and dispositive power with respect to the Common Stock owned by Odyssey and, accordingly, may each be deemed to own beneficially the Common Stock owned by Odyssey. Each of the aforesaid persons has expressly disclaimed any such beneficial ownership (within the meaning of Exchange Act Rule 13d-3(d)(1)) which exceeds the proportionate interest in the Common Stock which he or it may be deemed to own as a general partner of Odyssey. Avatar has been advised that no other person exercises (or may be deemed to exercise) any voting or investment control over the Common Stock owned by Odyssey, a private investment partnership. Mr. Levy's ownership of Common Stock is indicated in the table included in "Security Ownership of Management."

    (3) By virtue of its present Common Stock ownership, Odyssey may be deemed to be a "control" person of Avatar within the meaning of that term as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

    (4) Includes 284,289 shares held and 159,402 shares issuable upon conversion of $5,069,000 principal amount of 7% Notes held by Spears, Benzak, Salomon & Farrell, Inc. (a registered investment adviser). The information as to securities owned was furnished to Avatar by KeyCorp. Based upon information set forth in the Schedule 13G, dated February 15, 2001, filed by KeyCorp., the parent holding company of Spears, Benzak, such 7% Notes and such shares are held for the benefit of various clients; and Spears, Benzak has revocable dispositive and voting power with its clients.

    (5) The information as to shares of Common Stock was furnished to Avatar by Sterling Capital (a registered investment adviser). Based upon information set forth in Amendment No. 1 to Schedule 13G, dated February 8, 2001, filed by Sterling Capital, its managing member, Sterling MGT, Inc., and its five individual controlling shareholders, such shares are held for the benefit of various clients; and Sterling Capital shares voting and dispositive power with its managing member and controlling shareholders.

    (6) Based upon information set forth in the Schedule 13G, dated February 14, 2001, filed by Private Capital (a registered investment adviser), the aggregate amount beneficially owned is 973,407 shares, of which 967,407 shares are held for the benefit of various clients; the Chairman and the President of Private Capital share voting and dispositive power with respect to shares managed by Private Capital; and beneficial ownership of such shares is disclaimed.

    (7) Based upon information set forth in Schedule 13G, dated February 2, 2001, Dimensional Fund (a registered investment adviser) furnishes investment advice to four registered investment companies and serves as investment manager to other group trusts and separate accounts. As investment adviser or manager, Dimensional Fund has sole voting and dispositive power over the shares, but disclaims beneficial ownership of the shares.

Securities Ownership of Management

     The following table sets forth, as of April 2, 2001, information with respect to the outstanding shares of Common Stock beneficially owned by each present director, nominee for director, each of the Named Executive Officers identified herein under the caption "Summary Compensation Table," and all present directors and executive officers of Avatar as a group. Except as otherwise indicated, all shares are owned directly.

                                           AMOUNT AND NATURE OF                         PERCENT OF
           NAME OR GROUP                BENEFICIAL OWNERSHIP(1)(2)                       CLASS(2)
--------------------------------------------------------------------------------------------------
Leon Levy                                       3,014,689(3)                               33.4%
Milton Dresner                                      3,644(4)                                  *
Gerald D. Kelfer                                  189,433(5)                                2.2%
Martin Meyerson                                     2,347(6)                                  *
Elizabeth B. Moynihan                                None                                     *
Gernot H. Reiners                                     628(7)                                  *
Kenneth T. Rosen                                    1,000                                     *
Fred Stanton Smith                                  1,943(8)                                  *
William G. Spears                                  45,820(9)                                  *
Henry King Stanford                                   200                                     *
Beth A. Stewart                                      None                                     *
Jonathan Fels                                      38,050(10)                                 *
Michael Levy                                       38,679(11)                                 *
Dennis J. Getman                                    6,667(12)                                 *
Charles L. McNairy                                    314(13)                                 *
Michael S. Rubin                                   33,334(14)                                 *
Lawrence R. Sherry                                   None                                     *
All directors and executive officers
  as a group (consisting of 14
  persons all of whom beneficially
  own shares of Common Stock)                   3,376,905(3)(4)(5)(6)(7)(8)(9)
                                                         (10)(11)(12)(13)(14)              36.1%
--------------------------------------------------------------------------------------------------

    * Represents less than one percent.

    (1) The information as to securities owned by directors, officers and nominees was furnished to Avatar by such directors, officers and nominees.

    (2) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage of shares owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of April 2, 2001, there were 8,405,938 shares of Common Stock outstanding.

    (3) Includes 2,107,763 shares owned by Odyssey. Mr. Levy is a general partner of Odyssey and therefore may be deemed to own beneficially the shares of Common Stock owned by Odyssey. See Notes (2) and (3) to the preceding table included in "Principal Stockholders." Also includes 628,930 shares issuable upon conversion of $20,000,000 principal amount of 7% Notes owned by Mr. Levy.

    (4) Includes 3,144 shares issuable upon conversion of $100,000 principal amount of 7% Notes.

    (5) Includes 180,000 shares issuable upon exercise of options which are exercisable as of February 13, 2001 and 9,433 shares issuable upon conversion of $300,000 principal amount of 7% Notes.

    (6) Does not include 847 shares owned by Mr. Meyerson's wife, as to which shares Mr. Meyerson disclaims beneficial ownership.

    (7) Represents shares issuable upon conversion of $20,000 principal amount of 7% Notes.

    (8) Includes 943 shares issuable upon conversion of $30,000 principal amount of 7% Notes.

    (9) Does not include 1,000 shares owned by Mr. Spears' wife for her own account, as to which shares Mr. Spears disclaims beneficial ownership. Includes 16,000 shares held and 10,220 shares issuable upon conversion of $325,000 principal amount of 7% Notes held by an individual profit sharing plan, a charitable remainder trust and a family foundation, over which shares Mr. Spears has either sole or shared voting and investment power. Does not include 169,883 shares held and 209,465 shares issuable upon conversion of $6,661,000 principal amount of 7% Notes held by W.G. Spears Grisanti & Brown LLC, a registered investment adviser, of which Mr. Spears is Managing Partner.

    (10) Represents 33,334 shares issuable upon exercise of options which are exercisable as of February 19, 2001 and 4,716 shares issuable upon conversion of $150,000 principal amount of 7% Notes.

    (11) Represents 33,334 shares issuable upon exercise of options which are exercisable as of February 19, 2001 and 5,345 shares issuable upon conversion of $170,000 principal amount of 7% Notes.

    (12) Represents 6,667 shares issuable upon exercise of options which are exercisable as of February 19, 2001.

    (13) Represents 314 shares issuable upon conversion of $10,000 principal amount of 7% Notes.

    (14) Represents 33,334 shares issuable upon exercise of options which are exercisable as of February 19, 2001.

                           1.   ELECTION OF DIRECTORS

     Nine directors are to be elected for the ensuing year and until their respective successors are duly elected and qualified. Stockholders have cumulative voting rights with respect to election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, nine votes per share). A stockholder may cast all such votes for a single nominee or distribute them among the nominees, as he wishes, either by so marking his ballot at the meeting or by specific voting instructions sent to Avatar with a signed proxy. In connection with the solicitation of proxies, discretionary authority to cumulate votes is being solicited. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying proxy to vote the proxies in such manner as will elect as directors the nominees named below.

     All of the nominees were elected at the May 25, 2000 Annual Meeting of Stockholders except Elizabeth B. Moynihan and Beth A. Stewart. The Board of Directors met six times during 2000, including the annual meeting of directors held immediately following the 2000 Annual Meeting of Stockholders.

     The Board of Directors does not contemplate that any of the persons named below will be unable, or will decline, to serve. However, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.

     The following table sets forth certain information with respect to each nominee for director. Except as otherwise indicated, each nominee has held his present occupation or occupations for more than the past five years and has not been principally employed by any subsidiary or affiliate of Avatar. There are no family relationships between any nominee, director or executive officer of Avatar.

                                                         PRINCIPAL OCCUPATION OR
NAME                             AGE                  OCCUPATIONS AND DIRECTORSHIPS
--------------------------------------------------------------------------------------------------
Leon Levy                        75     Chairman of the Board of Avatar since January 22, 1981;
Director since                          General Partner, Odyssey Partners, L.P., a private
September 1980                          investment partnership; Chairman of the Board of
                                        Oppenheimer funds; former Chairman of the Board
                                        (1974-1985) of Oppenheimer Management Corp.
--------------------------------------------------------------------------------------------------
Gerald D. Kelfer                 55     Vice Chairman of the Board of Avatar since December 1996,
Director since                          Chief Executive Officer since July 31, 1997, President
October 1996                            since February 13, 1997 and Chairman of the Executive
                                        Committee since May 27, 1999; formerly a principal in
                                        Odyssey Partners, L.P., from July 1994 to February 1997;
                                        and Executive Vice President, Senior General Counsel and
                                        Director of Olympia & York Companies, from 1985 to 1994.
--------------------------------------------------------------------------------------------------
Milton Dresner                   75     Founding Partner, The Highland Companies, since 1960, a
Director since                          diversified real estate development and management organi-
July 1995                               zation; Director: Childtime Childcare, BioTime, Inc.

                                                         PRINCIPAL OCCUPATION OR
NAME                             AGE                  OCCUPATIONS AND DIRECTORSHIPS
--------------------------------------------------------------------------------------------------
Martin Meyerson                  78     President Emeritus and Professor of Policy and Planning,
Director since                          University of Pennsylvania, since February 1981, and
May 1981                                President thereof from 1970 to 1981; President, FISCIT
                                        (Switzerland/U.S.); also, Chairman, University of
                                        Pennsylvania Foundation; Chairman, Marconi International
                                        Foundation; Director, Panasonic Foundation.
--------------------------------------------------------------------------------------------------
Elizabeth B. Moynihan            71     Independent Director, Oppenheimer Funds, Inc., a
                                        subsidiary of Mass Mutual Financial Group, since 1992;
                                        author and lecturer on architectural history; various
                                        management positions with political and philanthropic
                                        organizations since 1954; current affiliations include
                                        membership in: Visiting Committee of the Freer Gallery of
                                        Art and Arthur M. Sackler Gallery, Smithsonian
                                        Institution, since 1990; Trustees Council, National
                                        Building Museum, Washington, DC, since 1992; Trustees
                                        Council, Preservation League of New York State, since
                                        1981.
--------------------------------------------------------------------------------------------------
Kenneth T. Rosen                 52     Professor of Business Administration, since 1979, and
Director since                          Chairman of the Fisher Center for Real Estate and Urban
September 1994                          Economics, since 1981, University of California, Berkeley;
                                        also, President, Rosen Consulting Group, a real estate
                                        consulting business, since 1990, and Chief Executive
                                        Officer of Lend Lease Rosen Real Estate Securities, a
                                        registered investment adviser, since February 1995;
                                        Director: Golden West Financial Corporation, The PMI
                                        Group, Inc.
--------------------------------------------------------------------------------------------------
Fred Stanton Smith               72     Vice Chairman of the Board, The Keyes Company, a real
Director since                          estate brokerage, financing, management, insurance and de-
September 1980                          velopment firm, since January 28, 1992; formerly
                                        President, The Keyes Company; Director, Eagle National
                                        Bank.
--------------------------------------------------------------------------------------------------
William G. Spears                62     Principal, W.G. Spears, Grisanti & Brown LLC, a registered
Director since                          investment adviser, since July 1, 1999; formerly Chairman
May 1999                                of the Board, from 1972 to June 30, 1999, Spears, Benzak,
                                        Salomon & Farrell, Inc., a registered investment adviser,
                                        which in April 1995 became a wholly-owned subsidiary of
                                        KeyCorp; also, Chairman of the Board, Key Asset Management
                                        (a subsidiary of KeyCorp), a registered investment
                                        adviser, since August 1996; Director: United HealthGroup
                                        Incorporated, Alcide Corporation.
--------------------------------------------------------------------------------------------------
Beth A. Stewart                  44     Co-Chairman, Storetrax.com, a real estate internet
                                        company, since October 1999; President, Stewart Real
                                        Estate Capital, L.L.C., a real estate investment and
                                        consulting firm, since January 1993; Adjunct Professor,
                                        Columbia University Graduate School of Business, from 1994 to 1996; Director: General Growth Properties Inc.,
                                        Imperial Parking Corporation.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

Certain Committees of the Board

     To assist it in carrying out its duties, the Board of Directors has established an Executive Committee, an Audit Committee, a Community Affairs Committee and an Incentive Plan Committee, the current members of which are as follows:

                                                       COMMUNITY AFFAIRS
  EXECUTIVE COMMITTEE         AUDIT COMMITTEE              COMMITTEE          INCENTIVE PLAN COMMITTEE
------------------------------------------------------------------------------------------------------
Gerald D. Kelfer(1)(2)    Kenneth T. Rosen(1)       Henry King Stanford(1)    William G. Spears(1)
Leon Levy(2)              Milton Dresner            Martin Meyerson           Milton Dresner
Fred Stanton Smith        Martin Meyerson           Fred Stanton Smith        Kenneth T. Rosen
                          Fred Stanton Smith
------------------------------------------------------------------------------------------------------

    (1) Chairman
    (2) Officer of Avatar

     The Board of Directors has not established a Nominating Committee. As more fully described below, the Executive Committee ordinarily performs the functions of a compensation committee.

Executive Committee

     The Executive Committee of the Board of Directors has authority to exercise most powers of the full Board of Directors in connection with matters which arise during the intervals between meetings of the Board of Directors. In addition to such other functions as are assigned to it from time to time by the Board of Directors, the Executive Committee also reviews and approves or recommends to the Board the compensation and terms of employment of all officers and employees of Avatar and its subsidiaries whose base salaries exceed $100,000 per annum. The Executive Committee met three times during the fiscal year ended December 31, 2000.

Audit Committee

     The Audit Committee of the Board of Directors recommends to the Board of Directors the appointment of the independent auditors, subject to approval by the stockholders of Avatar; reviews the independent auditors' report and management letters and reports to the Board of Directors with respect thereto; reviews with the internal auditors Avatar's accounting policies and procedures, including its internal accounting controls and internal auditing procedures; determines whether there are any conflicts of interest in financial or business matters between Avatar and any of its officers or employees; and reviews the recommendations of the independent auditors. The Audit Committee also performs such other tasks as are assigned to it from time to time by the Board of Directors. In addition, the Committee considers whether the provision of certain non-audit services performed by the auditors is compatible with maintaining the auditors' independence. The Audit Committee met four times during the fiscal year ended December 31, 2000.

     The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is attached as Annex A.

   Audit Committee Report

     The following is the report of Avatar's Audit Committee with respect to Avatar's audited financial statements for the fiscal year ended December 31, 2000:

     The Committee has reviewed and discussed Avatar's audited financial statements with management.

     The Committee has discussed with Ernst & Young LLP, Avatar's independent auditors, the matters required to be discussed by SAS 61 (Communication with Audit Committees) regarding the auditors' judgments about the quality of Avatar's accounting principles as applied in its financial reporting.

     The Committee has also received written disclosures within the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young their independence.

     Based on the review and discussions referred to above, the Committee recommended to Avatar's Board of Directors that its audited financial statements be included in Avatar's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

March 8, 2001
                                          AUDIT COMMITTEE

                                          Kenneth T. Rosen, Chairman
                                          Milton Dresner
                                          Martin Meyerson
                                          Fred Stanton Smith

Community Affairs Committee

     The Community Affairs Committee of the Board of Directors monitors the reputation and standing in the community of Avatar and its various subsidiaries and divisions, and oversees the interaction of Avatar with the community. The Community Affairs Committee also performs such other tasks as are assigned to it from time to time by the Board of Directors. The Community Affairs Committee met once during the fiscal year ended December 31, 2000.

Incentive Plan Committee

     The Incentive Plan Committee of the Board of Directors administers the Incentive Plan and approves grants thereunder. The Board of Directors has designated the Incentive Plan Committee as the committee to administer the Executive Compensation Plan and approve awards thereunder. The Incentive Plan Committee selects the officers and other key employees to receive grants and/or awards and determines the form, amount and other terms and conditions of grants and/or awards. The Incentive Plan Committee met five times during the fiscal year ended December 31, 2000.

Directors' Compensation

     Compensation of directors who are not salaried employees of Avatar is $17,500 per annum. A member of the Executive Committee who is not a salaried employee of Avatar receives a fee of $500 for attendance at each meeting. Members and the Chairman of the Audit Committee receive additional compensation of $12,000 and $14,000 per annum, respectively. Members and the Chairman of the Community Affairs Committee receive additional compensation of $2,000 per annum plus a fee of $500 for attendance at each meeting. Members and the Chairman of the Incentive Plan Committee receive additional compensation of $1,000 per annum plus a fee of $500 for attendance at each meeting.

Directors' Attendance

     In fiscal year 2000 all of the incumbent directors attended 75% or more of the aggregate of their respective Board and Committee meetings.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

     The following table sets forth information with respect to compensation of the Chief Executive Officer and four other highest paid executive officers of Avatar whose total salary and accrued bonus was $100,000 or more for the year ended December 31, 2000, and two former executive officers of Avatar (these seven executive officers being hereinafter referred to as the "Named Executive Officers").

                                                                                                  LONG-TERM
                                                                                                COMPENSATION
                                                 ANNUAL COMPENSATION                               AWARDS
                                       ----------------------------------------                ---------------
                                                                     OTHER(1)     RESTRICTED     SECURITIES
                                                                      ANNUAL        STOCK        UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION(S)  YEAR    SALARY         BONUS       COMPENSATION   AWARDS($)      OPTIONS(#)      COMPENSATION(13)
---------------------------------------------------------------------------------------------------------------------------------
Gerald D. Kelfer(2)             2000   $500,000(2)   $  439,726(2)                $1,096,900(3)
  Chairman of the               1999    487,692(2)    1,500,000(2)(4)
  Executive Committee,          1998    485,000(2)      500,000(2)                 1,600,000(5)
  Chief Executive Officer and
  President
---------------------------------------------------------------------------------------------------------------------------------
Jonathan Fels(2)(6)(7)          2000   $353,846(2)   $  150,000                                                      $ 2,625
  President, Avatar             1999    304,808(2)      285,000                                     50,000
  Properties Inc.               1998    311,538(2)           --
---------------------------------------------------------------------------------------------------------------------------------
Michael Levy(2)(6)(7)           2000   $353,846(2)   $  150,000                                                      $ 2,625
  Executive Vice                1999    304,808(2)      285,000                                     50,000
  President and                 1998    311,538(2)           --
  Chief Operating Officer,
  Avatar Properties Inc.
---------------------------------------------------------------------------------------------------------------------------------
Dennis J. Getman(2)             2000   $222,149(2)   $    5,000                                                      $ 2,625
  Executive Vice                1999    218,400         135,500                                     10,000             2,500
  President and                 1998    230,800          25,000                                                        2,500
  General Counsel
---------------------------------------------------------------------------------------------------------------------------------
Charles L. McNairy              2000   $212,721      $    5,000                                                      $ 2,625
  Executive Vice                1999    184,500          37,500                                                        2,500
  President,                    1998    191,596          10,000                                                        2,500
  Treasurer and Chief
  Financial Officer
---------------------------------------------------------------------------------------------------------------------------------
Michael S. Rubin(8)             2000   $283,461(8)(9) $  200,000                                                     $19,292(10)
  Former President,             1999    275,000           5,000                                     50,000             2,500
  Avatar                        1998    226,442          75,000(11)
  Retirement Communities, Inc.
---------------------------------------------------------------------------------------------------------------------------------
Lawrence R. Sherry(12)          2000   $214,711(12)  $  137,500
  Former Executive              1999    275,000           5,000
  Vice President and
  Chief Financial Officer
---------------------------------------------------------------------------------------------------------------------------------

 (1) The Named Executive Officers also received automobile allowances and/or the use of company-leased automobiles. Avatar also provides group life, health, hospitalization and medical reimbursement plans which do not discriminate in scope, terms or operation in favor of officers and are available to all full-time employees. The aggregate value of these and any additional perquisite and other personal benefits cannot be specifically or precisely ascertained but do not, in any event, exceed 10% of the total annual salary and bonus reported for each of the Named Executive Officers.
 (2) For discussion of Avatar's employment agreements with Messrs. Kelfer, Fels, Levy and Getman, see "Employment and Other Agreements."
 (3) Subject to the approval of the Amendment to the Incentive Plan by Avatar's stockholders, on October 20, 2000, Mr. Kelfer was awarded an opportunity to receive 50,000 Performance Conditioned Restricted Stock Units. See "Employment and Other Agreements" below. The dollar amount reported in the table has been calculated by multiplying the closing price of Avatar Common Stock on the date of award by 50,000. At December 31, 2000, Mr. Kelfer continued to hold the award, and the dollar amount calculated as of such date was $1,056,250. Mr. Kelfer is not entitled to receive dividends on the units.
 (4) Includes success fee of $1 million paid to Mr. Kelfer following the April 15, 1999 sale of Avatar's utilities businesses under an agreement with Mr. Kelfer dated December 7, 1998.
 (5) On December 7, 1998, Mr. Kelfer was awarded an opportunity to receive 100,000 Performance Conditioned Restricted Stock Units. See "Employment and Other Agreements" below. The dollar amount reported in the table has been calculated by multiplying the closing price of Avatar Common Stock on the date of award by 100,000. At December 31, 2000, Mr. Kelfer continued to hold the award, and the dollar amount calculated as of such date was $2,112,500. Mr. Kelfer is not entitled to receive dividends on the units.
 (6) Messrs. Fels and Levy became executive officers on December 7, 1998.

 (7) For information with respect to transactions regarding Mr. Fels and Mr. Levy see "Certain Relationships and Related Transactions."
 (8) Mr. Rubin's employment with Avatar ended effective September 15, 2000. Pursuant to the terms of the employment agreement with him, Mr. Rubin received his base salary for a period of six months from the date of termination. For further information see "Employment and Other Agreements."
 (9) In addition to base salary, includes $8,461 accrued vacation paid to Mr. Rubin following termination of his employment.
(10) In addition to Avatar's contribution to the 401(k) Plan, includes consulting fees of $16,667. Effective as of November 1, 2000, Avatar entered into a Consulting Agreement with Mr. Rubin for a period of one year at a consulting fee of $100,000 per annum, payable monthly.
(11) Represents salary adjustment retroactive to October 6, 1997, date of employment. See "Employment and Other Agreements."
(12) Mr. Sherry resigned from Avatar effective October 11, 2000. Effective October 12, 2000, Avatar entered into a Consulting Agreement with LRS Consulting, Inc., of which Mr. Sherry is the sole stockholder, for a period of one year at a consulting fee of $100,000 per annum.
(13) Reflects Avatar's contribution to the 401(k) Plan.

Option/SAR Grants in 2000

     During 2000, no options or SARs were granted to any Named Executive
Officers.

Aggregated Option Exercises in 2000 and Option Values at December 31, 2000

     During 2000 no options were exercised by any Named Executive Officer and no options held by any Named Executive Officer were in-the-money at December 31, 2000.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED
                                                                 OPTIONS AT
                                                            DECEMBER 31, 2000(#)
                                                          -------------------------
NAME                                                      EXERCISABLE/UNEXERCISABLE
----                                                      -------------------------
Gerald D. Kelfer........................................     135,000/90,000
Jonathan Fels...........................................      16,667/33,333
Michael Levy............................................      16,667/33,333
Dennis J. Getman........................................        3,334/6,666
Charles L. McNairy......................................                0/0
Michael S. Rubin........................................      16,667/33,333
Lawrence R. Sherry......................................                0/0

Long-Term Incentive Plans(1)--Awards in Last Fiscal Year

                                 PERFORMANCE OR            ESTIMATED FUTURE PAYOUT
                                  OTHER PERIOD        UNDER NON-STOCK PRICE-BASED PLANS
                                UNTIL MATURATION    -------------------------------------
NAME                               OR PAYOUT        THRESHOLD      TARGET       MAXIMUM
----                            ----------------    ---------    ----------    ----------
Gerald D. Kelfer..............  11/1/00-8/31/04(2)    (1)        $1,748,350(3)    (4)
Jonathan Fels.................  11/1/00-8/31/04(2)    (1)        $1,311,263(3)    (4)
Michael Levy..................  11/1/00-8/31/04(2)    (1)        $1,311,263(3)    (4)
Dennis J. Getman..............
Charles L. McNairy............
Michael S. Rubin..............
Lawrence R. Sherry............

---------------

(1) Subject to approval of the Executive Compensation Plan (see "Approval of the Executive Incentive Compensation Plan") by Avatar's stockholders, Avatar entered into Cash Bonus Award Agreements with Messrs. Kelfer, Fels and Levy, pursuant to which they would be entitled to receive cash bonus payments equal to an aggregate of 20% of the cash flow, as defined, of Avatar's Harbor Islands Project. No bonuses would be payable in the event cumulative cash flow does not exceed $17 million (the approximate value of the land that Avatar has contributed to the project), plus a 10% return thereon compounded monthly. (See "Employment and Other Agreements-- Agreements with Gerald Kelfer--Cash Bonus Award Agreement" and "--Agreements with Jonathan Fels and Michael Levy-- Cash Bonus Award Agreements.")
(2) The performance period commenced as of November 1, 2000. Based on the financial plan for the Harbor Islands Project at the time the awards were made, payment of quarterly cash bonuses could commence in the third quarter of 2003 and end upon completion of construction and closing on all housing units, which is projected to be August 2004.
(3) Based on the financial plan for the Harbor Islands Project at the time the awards were made, cash flow to Avatar after payment of bonuses would be $35,357,643, and the bonus amount of $4,370,876 would be allocable 40%, 30% and 30% to Messrs. Kelfer, Fels and Levy, respectively.
(4) The maximum aggregate amount payable for all awards granted under the Executive Compensation Plan to any individual is $5,000,000. Based upon the financial plan for the Harbor Islands Project at the time the awards were made, Messrs. Kelfer, Fels and Levy will receive cash payments of $1,748,350, $1,311,263 and $1,311,263, respectively. The amounts paid to
    Messrs. Kelfer, Fels and Levy may be more or less than the targeted amount, depending on the actual results of the Harbor Islands Project. Mr. Kelfer has waived the right to receive cash payments in excess of $2,500,000 under the award and will not be entitled to receive any additional awards in connection with the performance of individual projects under the Executive Compensation Plan.

Employment and Other Agreements

Agreements with Gerald Kelfer

     Employment

     As of February 13, 1997, Avatar entered into an employment agreement with Gerald Kelfer, President, Chief Executive Officer, Chairman of the Executive Committee and Vice Chairman of the Board, which provided for a five-year term, expiring on February 13, 2002.

     As of November 30, 2000, Avatar entered into a new employment agreement with Mr. Kelfer, which expires on December 31, 2005. Pursuant to the agreement, Mr. Kelfer receives an annual base salary of $500,000 and an annual bonus of $500,000. Subject to approval by stockholders of the proposed Executive Compensation Plan, Mr. Kelfer will also be entitled to a cash bonus award under such plan. Under the terms of the employment agreement with him, Mr. Kelfer may not receive cash compensation (the cumulative sum of cash payments in respect of salary, bonus and any other incentive awards, excluding stock options and restricted stock units) in excess of $10,000,000 for the period from January 1, 2001, through December 31, 2005, including any annual payments to which he may be entitled as a result of his termination.

     If Mr. Kelfer's employment is terminated due to his disability or death, he or his estate will receive his accrued but unpaid base salary and a prorated bonus through the date of termination. If Mr. Kelfer resigns without good reason or is terminated for cause, he is entitled to receive his base salary and prorated bonus through the date of termination. If Mr. Kelfer resigns for good reason or is terminated without good cause, he is entitled to receive his base salary and bonus for the balance of the term of his employment agreement.

     If Mr. Kelfer's employment terminates on December 31, 2005 or prior thereto he is terminated without cause or resigns for good reason, he will be entitled to annual payments of $200,000 for four years. If his employment is terminated due to his death or permanent disability or he terminates his employment as a result of a change of control (as defined in the employment agreement), Mr. Kelfer or his estate shall be entitled to receive an annual payment for four years equal to the amount derived by multiplying $200,000 by a fraction, the numerator of which is the number of completed whole months of employment from November 30, 2000 and the denominator of which is 61 (the number of whole months until December 31, 2005).

     Cash Bonus Award Agreement

     On October 20, 2000 Avatar entered into a cash bonus award agreement with Mr. Kelfer pursuant to which Mr. Kelfer was granted an award relating to parcels 1, 8, 9 of Avatar's Harbor Islands community development project (the "Harbor Islands Project"). The award is subject to the approval of the Executive Compensation Plan by Avatar's stockholders (see "Approval of the Executive Incentive Compensation Plan"). The award entitles Mr. Kelfer to receive quarterly cash bonus payments equal to 8% of the cash flow of the Harbor Islands Project. In determining "cash flow", there is a deduction for a cost of capital that Avatar would charge to the project to the extent the project is funded by Avatar, such charge to be not less than 10% per annum. Prior to the payment of any bonus, Avatar must first receive cumulative cash flow equal to $17 million (the approximate value of the land that Avatar has contributed to the project), plus a 10% return thereon compounded monthly (the "Minimum Return"). Based on the financial plan for the Harbor Islands Project at the time his award was made, cash flow to Avatar would be $35,357,643, and the bonus payable to Mr. Kelfer would be $1,748,350. (See "Long-Term Incentive Plans -- Awards in Last Fiscal Year.") Mr. Kelfer has waived the right to receive cash payments in excess of $2,500,000 under the award.

     The award also provides for repayment to Avatar by Mr. Kelfer at the end of the project, on an after-tax basis, of any excess payment, plus interest, should the Incentive Plan Committee determine that the aggregate amount of bonus payments exceeds the aggregate amount that would have been paid if the bonus payment had been made at the end of the project.

     If Mr. Kelfer's employment is terminated for cause or he resigns for other than good reason prior to December 31, 2005, rights to future bonus payments after the date of termination are forfeited. If Mr. Kelfer's employment is terminated other than for cause or he resigns for good reason, he will continue to receive future bonus payments. If Mr. Kelfer's termination is due to his permanent disability or death, Mr. Kelfer or his estate would continue to receive prorated bonus payments based upon the number of months actually employed, provided however, that Mr. Kelfer or his estate would be entitled to a minimum of $500,000 if he would have been entitled to at least such amount but for his permanent disability or death.

     Nonqualified Stock Option

     On February 13, 1997 Mr. Kelfer was granted options to purchase 225,000 shares of Avatar Common Stock under the Incentive Plan at an exercise price of $34.00 per share. Mr. Kelfer may pay the exercise price in cash or by executing a non-recourse promissory note. Four-fifths of the options were vested as of February 13, 2001 and the balance of these options will vest on February 13, 2002.

     If Mr. Kelfer's employment is terminated due to his disability or death, the options will remain exercisable for a period of one year following the date of termination. If Mr. Kelfer resigns without good reason or is terminated for cause, any unexercised options become null and void upon such termination. Otherwise, the options will remain exercisable until February 13, 2007.

     Amended and Restated Restricted Stock Unit

     On December 7, 1998 Avatar entered into a restricted stock unit agreement with Mr. Kelfer pursuant to which Mr. Kelfer has been awarded under the Incentive Plan an opportunity to receive 100,000 performance conditioned restricted stock units representing 100,000 shares of Avatar Common Stock. The actual grant of the units is conditioned upon (i) the closing price of Avatar Common Stock being at least $25.00 per share for 20 trading days out of 30 consecutive trading days during the period beginning on the date immediately following stockholder approval of the Incentive Plan (May 28, 1999) and ending on February 12, 2002 (the "Grant Period"), and (ii) the continued employment of Mr. Kelfer at the time the foregoing condition is satisfied. Any units granted to Mr. Kelfer vest in full on February 13, 2002 or upon the occurrence of a change of control of Avatar, provided that, in either case, Mr. Kelfer is then employed by Avatar.

     If Mr. Kelfer's employment is terminated due to his disability or death, the units granted to him will vest pro rata based on the number of whole months which have elapsed during the Grant Period prior to Mr. Kelfer's disability or death. If Mr. Kelfer resigns without good reason or is terminated for cause, all of the units will be forfeited. Otherwise, the units granted to him immediately vest in full upon termination of Mr. Kelfer's employment.

     On October 20, 2000, Avatar entered into an amended and restated restricted stock unit agreement with Mr. Kelfer pursuant to which the Grant Period will be amended to begin on the date of approval by stockholders of the Amendment to the Incentive Plan and end on December 31, 2005, with vesting in full on December 31, 2005 or upon occurrence of a change of control of Avatar (as defined in the agreement), provided that, in either case, Mr. Kelfer is then employed. If the Amendment to the Incentive Plan is not approved by stockholders, the amended and restated restricted stock unit agreement with Mr. Kelfer will become null and void and the restricted stock unit agreement dated December 7, 1998 will be reinstated. (See "Amendment to the Amended and Restated 1997 Incentive and Capital Accumulation Plan.")

     Restricted Stock Unit

     On October 20, 2000, entered into a restricted stock unit agreement with Mr. Kelfer pursuant to which Mr. Kelfer has been awarded an opportunity to receive an additional 50,000 performance conditioned restricted stock units representing 50,000 shares of Avatar Common Stock. The terms of the restricted stock unit agreement are similar to the terms of the amended and restated restricted stock unit agreement described above. The restricted stock unit agreement is subject to the approval of the Amendment to the Incentive Plan by Avatar's stockholders (see "Amendment to the Amended and Restated 1997 Incentive and Capital Accumulation Plan").

Agreements with Jonathan Fels and Michael Levy

     Employment

     On December 4, 1997, Avatar entered into employment agreements with Jonathan Fels, as President of Avatar Properties Inc. ("Properties") for a term of five years, and Michael Levy as Executive Vice President and Chief Operating Officer of Properties for a term of five years.

     As of November 30, 2000, Avatar entered into amended and restated employment agreements with Mr. Fels and Mr. Levy, pursuant to which their respective terms of employment have been extended to December 31, 2004. Each of Mr. Fels and Mr. Levy receives an annual base salary of $400,000, subject to review and increase by the Board. Under other terms of the amended and restated employment agreements, Mr. Fels and Mr. Levy may not receive cash compensation (the cumulative sum of cash payments in respect of salary, bonus and any other incentive awards, excluding securities of Avatar, such as stock options, and any cash payments in respect of Permitted Activities, as defined) in excess of $7,000,000 each for the period of January 1, 2001 through December 31, 2004.

     If the employment of Mr. Fels or Mr. Levy, as the case may be, is terminated due to disability, death or resignation without good reason or terminated by Avatar for cause, then he or his estate (in the event of his death) will receive his accrued but unpaid base salary through the date of termination. If Mr. Fels or Mr. Levy resigns for good reason or is terminated without cause, he is entitled to receive his base salary for a period of six months from the date of termination.

     If the Executive Compensation Plan is not approved by stockholders at the Annual Meeting, Mr. Fels and Mr. Levy may terminate their employment within 30 days of the Annual Meeting, and be bound by the terms of the original employment agreements as amended prior to November 30, 2000.

     Cash Bonus Award Agreements

     On October 20, 2000 Avatar entered into cash bonus award agreements with Mr. Fels and Mr. Levy, pursuant to which each was granted an award relating to the Harbor Islands Project. The awards are subject to the approval of the Executive Compensation Plan by Avatar's stockholders (see "Approval of the Executive Incentive Compensation Plan"). The awards entitle each of Mr. Fels and Mr. Levy to receive quarterly cash bonus payments equal to 6% of the cash flow of the Harbor Islands Project. In determining "cash flow", there is a deduction for a cost of capital that Avatar would charge to the project to the extent the project is funded by Avatar, such charge to be not less than 10% per annum. Prior to the payment of any bonus, Avatar must first receive the Minimum Return. Based on the financial plan for the Harbor Islands Project at the time the awards were made, cash flow to Avatar would be $35,357,643, and the bonus payable to each of Messrs. Fels and Levy would be $1,311,263. (See "Long-Term Incentive Plans -- Awards in Last Fiscal Year.")

     The awards also provide for repayment at the end of the project, on an after-tax basis, of any excess payment, plus interest, should the Incentive Plan Committee determine that the aggregate amount of bonus payments exceeds the aggregate amount that would have been paid if the bonus payments had been made at the end of the project.

     If either Mr. Fels' or Mr. Levy's employment is terminated for cause or upon resignation for other than good reason prior to December 31, 2004, rights to future bonus payments after the date of termination are forfeited. If either Mr. Fels' or Mr. Levy's employment is terminated other than for cause or upon resignation for good reason, he will continue to receive future bonus payments. If either Mr. Fels' or Mr. Levy's termination is due to his permanent disability or death, he or his estate would continue to receive prorated bonus payments based upon the number of months actually employed.

     Nonqualified Stock Option Agreements

     On February 19, 1999, Messrs. Fels and Levy were each granted options to purchase 50,000 shares of Avatar Common Stock under the Incentive Plan, at an exercise price of $25.00 per share. One-third of the options granted to each of Messrs. Fels and Levy vested on each of February 19, 2000 and 2001 and the remaining one-third is to vest on February 19, 2002.

     If the employment of Mr. Fels or Mr. Levy, as the case may be, is terminated due to his disability or death, the options will remain exercisable until the later of one year following the date of termination or the fifth anniversary of the date he commenced employment with Avatar. If Mr. Fels or Mr. Levy resigns without good reason or is terminated for cause, any unexercised options become null and void upon such termination. Otherwise, the options will remain exercisable until February 19, 2009.

Agreements with Dennis J. Getman

     Employment Agreement

     As of March 31, 2001, Avatar entered into an employment agreement with Dennis J. Getman, Executive Vice President and General Counsel, for a term of two years at a base salary of $250,000 per annum.

     If Mr. Getman's employment is terminated due to his disability, death or resignation without good reason or terminated by Avatar for cause, he or his estate (in the event of his death) will receive his accrued but unpaid base salary through the date of termination. If Mr. Getman resigns for good reason or is terminated without cause, he is entitled to receive his base salary for a period of one year from the date of termination.

     Nonqualified Stock Option Agreement

     On February 19, 1999, Mr. Getman was granted options to purchase 10,000 shares of Avatar Common Stock under the Incentive Plan, at an exercise price of $25.00 per share. Two-thirds of the options granted to Mr. Getman were vested as of February 19, 2001 and the remaining one-third is to vest on February 19, 2002.

     If Mr. Getman's employment is terminated due to his disability or death, the options will remain exercisable for one year following the date of termination. If Mr. Getman resigns without good reason or is terminated for cause, any unexercised options become null and void upon such termination. Otherwise, the options will remain exercisable until February 19, 2009.

Agreement with Charles L. McNairy

     Upon his termination of employment, Mr. McNairy is entitled to receive his base salary for a period of one year from the date of termination.

Agreements with Michael S. Rubin

     Avatar entered into an employment agreement with Michael S. Rubin, pursuant to which Mr. Rubin was employed as President of Avatar Retirement Communities, Inc. for a term of two years at a base salary of $200,000 per annum.

     As of September 15, 2000, Mr. Rubin's employment was ended. Pursuant to the terms of the employment agreement, as amended, Mr. Rubin received his base salary for a period of six months, from September 16, 2000, to March 15, 2001.

     As of November 1, 2000, Avatar entered into a part-time consulting agreement with Mr. Rubin for a period of one year at a consulting fee of $100,000, payable monthly.

     On February 19, 1999, Mr. Rubin was granted options to purchase 50,000 shares of Avatar Common Stock under the Incentive Plan, at an exercise price of $25.00 per share. One-third of the options granted to Mr. Rubin vested on each of February 19, 2000 and 2001, and the remaining one-third will vest on February 19, 2002. The options remain exercisable until February 19, 2009.

Executive Committee and Incentive Plan Committee Report on Executive
Compensation

     The Executive Committee of Avatar's Board of Directors traditionally performs the functions of a compensation committee, including the review and approval of compensation and terms of employment for all officers and those employees of Avatar and its subsidiaries whose base salaries exceed $100,000 per annum. The compensation arrangements regarding any executive officer who is also a member of the Executive Committee have been acted on and approved by the Board of Directors (with such member not participating) or a committee thereof composed of outside directors.

     Avatar's executive compensation is intended to reward, retain and motivate management and to align the interests of Avatar's stockholders and management. In determining salary levels and bonuses for the executive officers, primary consideration is given to each executive's level of responsibility and individual performance, as well as compensation generally received by executives of companies engaged in similar type activities. In 2000, certain executives (other than Avatar's CEO) received discretionary bonuses based on subjective factors. In awarding these bonuses, the Executive Committee considered the successful efforts of certain executives in guiding the development and implementation of Avatar's long term business strategy, including, but not limited to, the development of active adult communities.

     In 2000, in order to further motivate Avatar's executives and attract new highly qualified personnel, the Incentive Plan Committee considered additional methods of rewarding Avatar's executive officers and employees. Avatar's legal and accounting advisors, working directly with the Incentive Plan Committee, reviewed comparisons to other public companies in the real estate and active adult community business, the recommendations of Avatar's CEO and relevant accounting and federal tax considerations. Following the review, it was determined that additional cash incentives based upon the achievement of specific performance based criteria were appropriate. As a result, the Incentive Plan Committee established the Executive Compensation Plan, which is administered by the Incentive Plan Committee. The Executive Compensation Plan is intended to advance the interests of Avatar and its stockholders by providing incentives in the form of periodic cash bonus awards to certain executive employees, thereby motivating these executives to attain performance goals. The Executive Compensation Plan is subject to the approval of stockholders. See "Approval of the Executive Incentive Compensation Plan."

     Pursuant to the Executive Compensation Plan, the Incentive Plan Committee made cash bonus awards with certain executive officers providing for periodic cash payments upon the attainment of certain levels of cash flow in excess of a specified return to Avatar in the Harbor Islands Project. See "Agreements with Jonathan Fels and Michael Levy -- Cash Bonus Award Agreements." It is not contemplated that any bonus payments pursuant to the awards would be paid until Fiscal Year 2003. The cash bonus awards were intended to align the compensation of these executives with the outcome of the Harbor Islands Project. The cash bonus awards are subject to the approval of the Executive Compensation Plan by Avatar's stockholders.

     The Incentive Plan Committee also approved an amended and restated employment agreement with each of Jonathan Fels and Michael Levy. The Incentive Plan Committee considered a number of factors in authorizing the amended and restated employment agreements, including the contributions of Messrs. Fels and Levy to, and responsibility for, the Harbor Islands Project and Avatar's active adult and home building businesses.

     Finally, in order to maintain Avatar's ability to provide incentives to management, in November 2000, the Incentive Plan Committee authorized an amendment to the Incentive Plan, to, among other things, increase by 150,000 the number of shares of Avatar's common stock that may be subject to benefits granted under the plan. The amendment to the Incentive Plan is subject to the approval of stockholders. See "Approval of Amendment to Amended and Restated 1997 Incentive and Capital Accumulation Plan."

CEO Compensation

     In 2000, Gerald D. Kelfer, Avatar's CEO, was paid salary and a bonus in accordance with his employment agreement, which had been authorized by the Incentive Plan Committee and ratified by the Board of Directors. The amounts paid in 2000 were not discretionary or otherwise related to the financial performance of Avatar.

     On November 20, 2000, the Incentive Plan Committee authorized a new employment agreement with Mr. Kelfer. Mr. Kelfer's new employment agreement provides for a base salary, annual incentive and long-term compensation and a restrictive covenant limiting Mr. Kelfer's activities after his employment with Avatar.

     The Incentive Plan Committee also approved an Amended and Restated Restricted Stock Unit Agreement, a new Restricted Stock Unit Agreement and a cash bonus award with Mr. Kelfer. The amended and restated restricted stock unit agreement and the new restricted stock unit agreement are subject to the approval of the Amendment to the Incentive Plan by Avatar's stockholders. In awarding these units, the Incentive Plan Committee considered, among other things, that Mr. Kelfer's existing stock options are substantially out of the money and the normal vesting of the restricted stock units (on December 31, 2005), would be subject to his continued employment except under limited circumstances. The restricted stock unit agreements also provide that, unless Avatar's Common Stock attains a market price of at least $25 per share for 20 trading days out of 30 consecutive trading days, Mr. Kelfer will not be entitled to receive any of the units. Avatar's stock price was in the range of $18-$20 per share at the time that the new restricted stock unit agreement was being considered. The cash bonus award is subject to the approval of the Executive Compensation Plan by Avatar's stockholders. See "Employment and Other
Agreements -- Employment Agreement with Gerald Kelfer" and "Restricted Stock Unit Agreement with Mr. Kelfer" and "Cash Bonus Award Agreement with Mr. Kelfer."

     The Incentive Plan Committee considered a number of factors in authorizing Mr. Kelfer's new employment agreement and the incentive awards to Mr. Kelfer, including the significance of Mr. Kelfer to the development and implementation of Avatar's long term business strategy as well as the alignment of Mr. Kelfer's compensation with the return of Avatar's Common Stock and the attainment of performance goals in the Harbor Islands Project.

March 22, 2001                EXECUTIVE COMMITTEE                      INCENTIVE PLAN COMMITTEE

                              Gerald D. Kelfer*, Chairman              William G. Spears, Chairman
                              Leon Levy                                Milton Dresner
                              Fred Stanton Smith                       Kenneth T. Rosen

                              * did not participate with respect to any matter involving himself.

Compensation Committee Interlocks and Insider Participation

     The members of the Executive Committee are Messrs. Kelfer, Levy and Smith. Mr. Kelfer serves as Chairman of the Executive Committee and as Vice Chairman of the Board of Directors, Chief Executive Officer and President; and Mr. Levy serves as Chairman of the Board of Directors. The members of the Incentive Plan Committee are Messrs. Dresner, Rosen and Spears.

Performance Graph

     The following graph provides a comparison of the cumulative total returns based on an investment of $100 after the close of the market on December 31, 1995 in Avatar's Common Stock, The Nasdaq Market Index and the Real Estate Subdividers and Developers Index published by Media General Financial Services, Inc. ("Media General") for the periods indicated, in each case assuming reinvestment of any dividends. The cumulative total returns for The Nasdaq Market Index were prepared by Media General.

                                                  AVATAR HOLDINGS INC.               NASDAQ                    PEER INDEX
                                                  --------------------               ------                    ----------
1995                                                     100.00                      100.00                      100.00
1996                                                      91.43                      124.27                      116.28
1997                                                      81.25                      152.00                      160.23
1998                                                      45.71                      214.39                      117.93
1999                                                      51.79                      378.12                      115.35
2000                                                      60.36                      237.66                       90.74

Certain Relationships and Related Transactions

     Leon Levy, Avatar's Chairman of the Board, has an agreement with Avatar whereby Avatar provides Mr. Levy with certain registration rights with respect to Avatar's 7% Notes purchased by Mr. Levy in an underwritten public offering in 1998, any shares of Common Stock issued upon conversion of such 7% Notes and certain shares of Common Stock owned by him.

     On December 4, 1997, Avatar acquired certain assets of Brookman-Fels, Jeff Ian, Inc. ("Brookman-Fels"), a regional developer of custom and semi-custom homes and communities in South Florida, and entered into employment agreements with its three principals. Two of the principals, Jonathan Fels and Michael Levy, each own 45% of Brookman-Fels. The purchase price is payable in installments from February 1, 1998 through November 1, 2002. Under the acquisition agreement, as amended in 1999 and 2000, the payments, including interest, of $800,000, due November 1, 1999 and 2000 were deferred and paid in January 2000 and 2001, respectively; and the outstanding principal balance is $1,905,000.

     On June 1, 1998, a newly-formed subsidiary of Avatar and a subsidiary of Brookman-Fels formed a joint venture and entered into a construction management agreement for Presidential Estates, a South Florida residential community. The purchase price of $588,000 for a 49% interest in the joint venture and 50% of the profits was represented by a promissory note, bearing interest at 8% per annum, which was paid, together with accrued interest, on January 4, 2001, following attainment of a specified profit level upon the closing of agreed upon units. Avatar's subsidiary manages construction at Presidential Estates.

                           2. APPOINTMENT OF AUDITORS

     Ernst & Young LLP, independent accountants, audited the financial statements of Avatar for the fiscal year ended December 31, 2000. Such audit services consisted of the firm's examination of and report on the annual financial statements and assistance and consultation in connection with filings with the Securities and Exchange Commission and other matters.

     Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Based upon the recommendation of the Audit Committee, and subject to approval by the stockholders, the Board of Directors has appointed Ernst & Young LLP, independent accountants, as auditors of Avatar for the fiscal year ending December 31, 2001. Approval by the stockholders will require the affirmative vote of a majority of the votes present at the meeting in person or by proxy and entitled to be cast. The Board of Directors recommends that the accompanying proxy be voted FOR such approval and it is intended that the proxies will be voted in such manner unless otherwise directed.

Audit Fees

     For the fiscal year ended December 31, 2000, Avatar incurred fees to Ernst & Young LLP as follows: independent audit fees -- $297,500, financial systems design and implementation fees -- $0, all other fees -- $143,210.

            3. AMENDMENT TO THE AMENDED AND RESTATED 1997 INCENTIVE
                         AND CAPITAL ACCUMULATION PLAN

  Introduction

     Avatar's stockholders previously approved Avatar's Incentive Plan. On October 20, 2000, the Board of Directors of Avatar adopted, subject to stockholder approval, amendments to the Incentive Plan. The proposed amendments to the Incentive Plan would increase the aggregate number of shares of Common Stock that may be subject to Benefits (as defined below) granted under the Incentive Plan from 750,000 shares to 900,000 shares and would change the maximum individual limit from 350,000 to 500,000 shares (the "Amendment"). No other changes to the Incentive Plan have been proposed.

     The Incentive Plan is intended to provide incentives which will attract and retain highly competent persons as key employees of Avatar and its subsidiaries, by providing them with opportunities to acquire shares of stock or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein.

     The following summary describes the material features of the Incentive
Plan.

  Shares Available

     The Amendment to the Incentive Plan makes available for Benefits an aggregate of 900,000 shares of Avatar Common Stock, subject to certain adjustments. During the term of the Incentive Plan, the maximum number of shares of Avatar Common Stock with respect to which Benefits may be granted (or measured) to any individual participant may not exceed 500,000. Any shares of Common Stock subject to a stock option or stock appreciation right which for any reason is cancelled or terminated without having been exercised and, subject to limited exceptions, any shares subject to stock awards, performance awards or stock units which are forfeited, any shares subject to performance awards settled in cash or any shares delivered to Avatar as part or full payment for the exercise of a stock option or stock appreciation right, shall again be available for Benefits under the Incentive Plan.

  Administration

     The Incentive Plan provides for administration by a committee of the Board of Directors or a subcommittee of a committee of the Board (the "Committee"), which shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended, and (ii) "outside directors" within the meaning of Treasury Regulation sec. 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the Incentive Plan, to make such determinations and interpretations and to take such action in connection with the Incentive Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Committee's powers are the authority to select officers and other key employees of Avatar and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits. The Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits and to grant extensions and accelerations of Benefits.

  Eligibility for Participation

     Key employees of Avatar or any of its subsidiaries are eligible to participate in the Incentive Plan. The selection of participants from eligible key employees is within the discretion of the Committee. Currently, ten key employees are eligible to participate in the Incentive Plan.

  Types of Benefits

     The Incentive Plan provides for the grant of any or all of the following types of benefits: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards;
(4) performance awards; and (5) stock units (collectively, "Benefits"). Benefits may be granted singly, in combination, or in tandem as determined by the Committee. Stock awards, performance awards and stock units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described below.

     Under the Incentive Plan, the Committee may grant awards in the form of options to purchase shares of Avatar Common Stock. Options may either be incentive stock options, qualifying for special tax treatment, or non-qualified options; however, no incentive stock option shall be issued to a participant in tandem with a non-qualified stock option. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise (but in no event later than ten years after the date of grant) and vesting, and the exercise price per share of stock subject to the option; however, the exercise price shall not be less than 100% of the fair market value of the Avatar Common Stock on the date the stock option is granted (the "Fair Market Value").

     The Incentive Plan authorizes the Committee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment, in cash, Avatar Common Stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation (which shall not be greater than the Fair Market Value), of a specified number of shares of Avatar Common Stock on the date the right is exercised over (y) the fair market value, or other specified valuation (which shall not be less than Fair Market Value), of such shares of Avatar Common Stock on the date the right is granted, all as determined by the Committee. Each SAR shall be subject to such terms and conditions as the Committee shall impose from time to time.

     The Committee may, in its discretion, grant stock awards or stock units to participants. Such grants may be subject to such terms and conditions as the Committee determines appropriate. The Committee, in its discretion, may grant performance awards which may take the form of shares of Avatar Common Stock or stock units, or any combination thereof and which may constitute Performance-Based Awards. Such performance awards will be contingent upon the attainment over a period to be determined by the Committee of certain performance targets. The length of the performance period, the performance targets to be achieved and the measure of whether and to what degree such targets have been achieved will be determined by the Committee.

  Performance-Based Awards

     Certain Benefits granted under the Incentive Plan may be granted in a manner such that the Benefit qualifies for the performance-based compensation exemption to Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards will be based upon one or more of the following factors: net sales, pre-tax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Avatar Common Stock or any other publicly-traded securities of Avatar, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, economic value-added models and comparisons with various stock market indices, reductions in costs, or any combination of the foregoing.

  Other Terms of Benefits

     The Incentive Plan provides that Benefits shall not be transferable other than by will or the laws of descent and distribution. The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Notwithstanding the foregoing, other than with respect to incentive stock options, the Committee may permit the transferability of an award by a participant to members of the participant's immediate family or trusts for the benefit of such person or family partnerships.

     Upon the grant of any Benefit under the Incentive Plan, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Incentive Plan. No Benefit shall be granted under the Incentive Plan after February 13, 2007. The Committee reserves the right to amend, suspend or terminate the Incentive Plan at any time, subject to the rights of participants with respect to any outstanding Benefits. No amendment of the plan may be made without approval of the stockholders of Avatar if the amendment will: (i) disqualify any incentive stock options granted under the plan; (ii) increase the total number of shares which may be issued under the plan; (iii) increase the maximum number of shares with respect to stock options, SAR's and other Benefits that may be granted to any individual under the plan;
(iv) change the types of factors on which Performance-Based Awards are to be based under the plan; or (v) modify the requirements as to eligibility for participation in the plan.

     The Incentive Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of Avatar. The Incentive Plan contains provisions for the acceleration of exercisability or vesting of Benefits in the event of a change in control of Avatar, including the cash settlement of such Benefits.

  Certain Federal Income Tax Consequences

     The statements in the following paragraphs of the principal federal income tax consequences of stock options under the Incentive Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

     Incentive Stock Options. Incentive stock options ("ISOs") granted under the Incentive Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

     An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by Avatar from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options."

     Further, if after exercising an ISO, an employee disposes of the Avatar Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Avatar Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period -- thereby making a "disqualifying disposition" -- the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

     Avatar will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Avatar Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, Avatar generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee.

     Non-Qualified Stock Options. Non-qualified stock options ("NSOs") granted under the Incentive Plan are options that do not qualify as ISOs. An employee who receives an NSO will not recognize any taxable income upon the grant of such NSO. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Avatar Common Stock at the time of exercise over the exercise price.

     The ordinary income recognized with respect to the receipt of shares upon exercise of an NSO will be subject to both wage withholding and other employment taxes.

     A federal income tax deduction generally will be allowed to Avatar in an amount equal to the ordinary income included by the individual with respect to his or her NSO.

     Certain Limitations on Deductibility of Executive Compensation. Avatar believes that stock options granted under the Incentive Plan should qualify for the performance-based compensation exception to Section 162(m).

  Other Information

     The closing price of a share of Avatar Common Stock on April 23, 2001 was $23.75 per share.

     The Amendment to the Incentive Plan is being submitted for stockholder approval in accordance with the laws of the State of Delaware. The favorable vote of a majority of the shares of Avatar Common Stock represented and entitled to vote at the Annual Meeting is required for approval of the Amendment to the Incentive Plan. If the Amendment to the Incentive Plan is not approved by the stockholders, any Benefits granted under the Amendment to the Incentive Plan shall not become effective and shall be cancelled.

Board Recommendation

     The Board of Directors believes that the Amendment to the Incentive Plan is in the best interest of Avatar and its stockholders and therefore recommends that the stockholders vote FOR the approval of the Amendment to the Incentive Plan. It is intended that the proxies will be voted in such manner unless otherwise directed.

  New Plan Benefits

     The following awards of Benefits will not be effective unless the stockholders approve the Amendment to the Incentive Plan at this Annual Meeting.

                                 Incentive Plan

                                                                                    NUMBER OF
                     NAME AND POSITION                          DOLLAR VALUE ($)      UNITS
                     -----------------                          ----------------    ---------
Gerald D. Kelfer
  Chairman of the Executive Committee, Chief Executive
  Officer and President                                          1,096,900  (1)     50,000 (1)
Jonathan Fels
  President, Avatar Properties Inc.                                  --               --
Michael Levy
  Executive Vice President and Chief Operating Officer,
  Avatar Properties Inc.                                             --               --
Dennis J. Getman
  Executive Vice President and General Counsel                       --               --
Charles L. McNairy
  Executive Vice President, Treasurer and Chief Financial
  Officer                                                            --               --
Michael S. Rubin
  Former President, Avatar Retirement Communities, Inc.              --               --
Lawrence R. Sherry
  Former Executive Vice President and Chief Financial
  Officer                                                            --               --
Executive Officer Group                                          1,096,900  (1)     50,000 (1)
Non-Executive Officer Director Group                                 --               --
Non-Executive Employee Group                                         --               --

---------------
    (1) See "Employment and Other Agreements -- Agreements with Gerald Kelfer -- Restricted Stock Unit."

            4. APPROVAL OF THE EXECUTIVE INCENTIVE COMPENSATION PLAN

     Background

     The Board of Directors is proposing for stockholder approval the Executive Incentive Compensation Plan (the "Plan") to advance the interests of Avatar and its stockholders by providing incentives in the form of periodic cash bonus awards ("Awards") to certain executive officers of Avatar and its subsidiaries and affiliates, thereby motivating such executives to attain performance goals.

     The Plan is being submitted for stockholder approval in order to satisfy the "performance-based compensation" exception of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, Section 162(m) denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year. An exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met.

     On October 20, 2000, the Committee adopted, and the Board of Directors ratified, subject to stockholder approval, the Plan. If approved by the stockholders, Avatar believes that awards granted under the Plan should qualify for the performance-based compensation exception to Section 162(m) of the Code.

     The following summary describes the material features of the Plan but is not intended to be complete and is qualified in its entirety by reference to the copy of the Plan annexed to this Proxy Statement as Annex B.

     Administration

     The Plan provides for administration by a committee of the Board of Directors (the "Committee"), which shall be comprised solely of not less than two members who shall be "outside directors" within the meaning of Treasury Regulation sec.1.162-27(e)(3) under Section 162(m) of the Code. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any awards granted as it deems necessary or advisable. Thus, among the Committee's powers are the authority to select the executives to be granted Awards, to determine the size and terms and conditions of the Awards (subject to limitations imposed by the Plan), to modify certain terms and conditions of any Award which has been granted, to determine the time when Awards will be made and the performance period to which they relate, to establish performance objectives, and to certify that such performance objectives were attained.

     Eligibility for Participation

     Executives of Avatar or any of its subsidiaries or affiliates are eligible to participate in the Plan. The selection of participants from eligible executives is within the discretion of the Committee. Currently, eight executives are eligible to participate in the Plan.

     Awards

     The terms and conditions of any Award shall be determined by the Committee in its sole discretion. As determined by the Committee in its sole discretion, either the granting or vesting of such Awards will be based upon one or more of the following criteria: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, appreciation in and/or maintenance of the price of the Avatar Common Stock or any other publicly-traded securities of Avatar, market share, net profits, gross profits, cash flow, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, economic value-added models and comparisons with various stock market indices, reductions in costs, containment of costs, or any combination of the foregoing.

     With respect to Awards, the Committee shall establish in writing, (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual participants to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and while the outcome for that performance period is substantially uncertain. The maximum amount which may be paid to any individual participant under the Plan may not exceed $5 million. No Award shall be payable to, or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

     Other Terms of Awards

     The Plan provides that Awards shall not be assigned, transfered, hypothecated or encumbered except as may be required by law or approved by the Committee. The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement.

     Upon the grant of any Award under the Plan, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Award as are not inconsistent with the Plan. No Award shall be granted under the Plan after December 31, 2005. The Committee reserves the right to amend, suspend or terminate the Plan at any time, subject to the rights of participants with respect to any outstanding Awards. No amendment of the plan may be made without approval of the stockholders of Avatar if the amendment will: (i) increase the maximum amount which can be paid to any participant under the Plan, (ii) change the types of criteria on which Awards are to be based, or (iii) modify the requirements as to eligibility for participation in the Plan.

     Other Information

     The Plan is being submitted for stockholder approval in accordance with the laws of the State of Delaware. The favorable vote of a majority of the shares of Avatar Common Stock represented and entitled to vote at the Annual Meeting is required for approval of the Plan. If the Plan is approved by stockholders, the effective date will be October 20, 2000, the date on which the Plan was adopted by the Committee. If the Plan is not approved by the stockholders, any Awards granted under the Plan shall not become effective and shall be cancelled.

Board Recommendation

     The Board of Directors believes that the Executive Compensation Plan is in the best interest of Avatar and its stockholders and therefore recommends that the stockholders vote FOR the approval of the Plan. It is intended that the proxies will be voted in such manner unless otherwise directed.

     New Plan Benefits

     The following Awards will not be effective unless the stockholders approve the Executive Compensation Plan at this Annual Meeting.

                          Executive Compensation Plan

NAME AND POSITION                                             DOLLAR VALUE($)
-----------------                                             ---------------
Gerald D. Kelfer(1)                                              1,748,350(2)
  Chairman of the Executive Committee, Chief Executive
  Officer and President
Jonathan Fels(1)                                                 1,311,263(2)
  President, Avatar Properties Inc.
Michael Levy(1)                                                  1,311,263(2)
  Executive Vice President and Chief Operating Officer,
  Avatar Properties Inc.
Dennis J. Getman                                                        --
  Executive Vice President and General Counsel
Charles L. McNairy                                                      --
  Executive Vice President, Treasurer and Chief Financial
  Officer
Michael S. Rubin                                                        --
  Former President, Avatar Retirement Communities, Inc.
Lawrence R. Sherry                                                      --
  Former Executive Vice President and Chief Financial
  Officer
Executive Officer Group(1)                                       4,370,876(2)
Non-Executive Officer Director Group                                    --
Non-Executive Employee Group                                            --

---------------
    (1) See "Long-Term Incentive Plans -- Awards in Last Fiscal Year," Footnote
1.
    (2) See "Long-Term Incentive Plans -- Awards in Last Fiscal Year," Footnotes 3-4.

            STOCKHOLDERS' PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

     If a stockholder intends to present a proposal for action at the 2002 Annual Meeting and wishes to have such proposal considered for inclusion in Avatar's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company by December 28, 2001. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders' proposals.

     Avatar's By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by Avatar not less than 60 days nor more than 90 days prior to the anniversary date of the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the By-Laws. If the chairman at any stockholders' meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-Laws, Avatar may disregard such proposal or nomination.

     In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2002 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the By-Laws, then Avatar's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal. Proposals and nominations should be addressed to the Secretary of Avatar, Juanita I. Kerrigan, Avatar Holdings Inc., 201 Alhambra Circle, Coral Gables, Florida 33134.

                                 SECTION 16(a)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Avatar's officers and directors, and any persons who own more than ten percent of Avatar's Common Stock to file reports of initial ownership of Avatar's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are also required to furnish Avatar with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to Avatar, or written representations from certain reporting persons that no Forms 5 were required, Avatar believes that during the 2000 fiscal year all Section 16(a) filing requirements were complied with.

                             ADDITIONAL INFORMATION

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying material will be paid by Avatar. In addition to the solicitation of proxies by mail, Avatar will request brokers and securities dealers to obtain proxies from and send proxy material to their principals. Expenses incurred in this connection will be reimbursed by Avatar. Proxies may be solicited personally, by telephone or telegraph, by the directors and officers of Avatar without additional compensation. Avatar has retained Georgeson Shareholder Communications Inc., at an estimated cost of $15,000, plus reimbursement of out-of-pocket expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in such Notice properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          Juanita I. Kerrigan
                                          Vice President and Secretary

Dated: April 30, 2001.

                                                                         Annex A

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                            OF AVATAR HOLDINGS INC.

                                    CHARTER

     1. Purpose. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting and legal compliance; and the Company's auditing, accounting and financial reporting processes generally.

     The Company's independent accountants (the auditors) shall be accountable to the Committee and the Board, as representatives of the stockholders.

     2. Composition. The Committee shall be comprised of three or more directors as determined by the Board, all of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee, or who would not be independent under the listing requirements of The Nasdaq Stock Market.

     All members of the Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after appointment to the Committee.

     At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     Notwithstanding the foregoing requirements, one director who is not "independent", and is not a current employee or an immediate family member of a current employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

     3. Meetings. The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financial statements consistent with 4. A. below. As part of its role to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee believes should be discussed privately.

     4. Functions and Activities. The following functions and activities are set forth as a guide for the Committee in carrying out its oversight responsibility, with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     To fulfill its role the Audit Committee shall:

A. Documents/Reports Review

     - Review, at least annually, and update this Charter periodically, as conditions dictate.

     - Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

     - Review with financial management and the independent accountants the Form 10-Q Quarterly Report prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

B. Independent Accountants

     - Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

     - Ensure the receipt by the Committee on an annual basis from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard No.1, and the Committee shall actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent accountants.

     - Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

     - Periodically consult with the independent accountants out of the presence of management about internal controls.

C. Financial Reporting Processes

     - In consultation with the independent accountants and management, including the Chief Financial Officer, review the integrity of the organization's financial reporting processes, both internal and external.

     - Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as the same may be amended, including their judgments about the quality of the Company's accounting principles as applied in its financial reporting.

     - Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management, including the Chief Financial Officer.

D. Process Improvement

     - Establish regular and separate systems of reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     - Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     - Review any significant disagreements between management and the independent accountants in connection with the preparation of the financial statements.

     - Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

     - Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                                                         Annex B

                              AVATAR HOLDINGS INC.

                     EXECUTIVE INCENTIVE COMPENSATION PLAN

     1. Purpose. The purpose of the Avatar Holdings Inc. Executive Incentive Compensation Plan (the "Plan") is to advance the interests of Avatar Holdings Inc. (the "Company") and its stockholders by providing incentives in the form of periodic cash bonus awards ("Awards") to certain executive employees of the Company and its subsidiaries and affiliates, thereby motivating such executives to attain performance goals articulated under the Plan.

     2. Administration. (a) The Plan shall be administered by a committee (the "Committee") of the Company's Board of Directors (the "Board") and shall be comprised solely of not less than two members who shall be "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the "Code").

     (b) The Committee shall have the exclusive authority to select the executives to be granted Awards under the Plan, to determine the size and terms and conditions of the Awards (subject to the limitations imposed on Awards in Section 4 below) including any restrictions or conditions on payment of Awards, to modify the terms and conditions of any Award that has been granted (except for any modification that would increase the amount of the Award payable to an executive), to determine the time when Awards will be made and the performance period to which they relate, to establish performance objectives in respect of such performance periods, and to certify that such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems necessary or desirable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants (as defined herein) and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company or any of its subsidiaries, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct. The costs and expenses of administering the Plan shall be borne by the Company.

     (c) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, however, that no delegation shall be made regarding the selection of executives who shall be granted Awards under the Plan, the amount and timing thereof, or the objectives and conditions relating thereto. The Committee may employ such legal or other counsel, consultants, advisors and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from such counsel, consultant, advisor or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant, advisor or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

     3. Participants. Awards may be granted to executives of the Company or its subsidiaries or affiliates. An executive to whom an Award is granted shall be a "Participant." Designation of a Participant with respect to any Award shall not require the Committee to designate such person to receive any additional Awards. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

     4. Awards. (a) The terms and conditions of any Award shall be determined by the Committee in its sole discretion. As determined by the Committee in its sole discretion, either the granting or vesting of such Awards is to be based upon one or more of the following criteria: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, appreciation in and/or maintenance of the price of common stock of the Company or any other publicly-traded securities of the Company, market share, net profits, gross profits, cash flow, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, economic value-added models and comparisons with various stock market indices, reductions in costs, containment of costs or any combination of the foregoing. The foregoing criteria may relate to the Company, one or more of its subsidiaries or affiliates or one or more of its divisions, units, projects, developments or real estate communities, or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. With respect to a Participant's Award, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if such performance goals are obtained and (y) the individual Participants to which such performance-based goals apply, no later than ninety
(90) days after the commencement of such period (but in no event after 25% of such period has elapsed) and while the outcome for that performance period is substantially uncertain. The maximum amount which may be paid to any individual Participant under the Plan shall not exceed $5 million.

     (b) The Committee shall determine whether the performance goals have been met with respect to any Participant and, if they have, so certify and ascertain the amount of the applicable Award. No Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. After the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. The amount of the Award actually paid to any Participant (or, if such Participant is deceased, the Participant's estate) may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Award determined by the Committee for a performance period shall be paid to the Participant within seventy-five
(75) days after the end of that performance period or as otherwise determined by the Committee. Awards shall be payable in cash.

     5. Amendment and Termination. The Committee may, at any time or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Committee may deem appropriate. However, no action authorized by this Section 5 shall reduce the amount of any existing Award or change the terms and conditions thereof without the affected Participant's consent. No amendment of the Plan may be made without the approval of the stockholders of the Company if the amendment will: (i) increase the maximum amount which can be paid to any Participant under the Plan; (ii) change the types of criteria on which Awards are to be based under the Plan; or (iii) modify the requirements as to eligibility for participation in the Plan.

     6. Miscellaneous. (a) Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. A Participant's right, if any, to continue to serve the

Company or any of its subsidiaries or affiliates as a director, officer, employee or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan and the right to terminate the employment of or performance of services by any Participant at any time and for any reason or no reason is specifically reserved to the Company and its subsidiaries and affiliates.

     (b) No Award shall be considered as compensation under any employee benefit plan of the Company or any subsidiary or affiliate, except as otherwise may be provided in such employee benefit plan. No reference in the Plan to any other plan or program maintained by the Company shall be deemed to give any Participant or other person a right to benefits under such other plan or program.

     (c) Except as otherwise may be required by law or approved by the Committee, a Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, without limitation, execution, levy, garnishment, sale, transfer, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed by the Participant to the Company or any of its subsidiaries or affiliates.

     (d) All payments and distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state, local and foreign tax withholding requirements.

     (e) Participants have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

     (f) The Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under the applicable Delaware principles of conflict of laws).

     (g) The Plan shall be effective as of October 20, 2000, the date on which the Plan was adopted by the Committee, provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company prior to the date any compensation is first paid with respect to any Award hereunder, and such approval of stockholders shall be a condition to the right of each Participant to receive any benefits hereunder. Any Awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Award, the Committee specifies otherwise at the time of grant), but no such Award may be paid out prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Award shall be cancelled.

     (h) No Awards shall be granted under the Plan after December 31, 2005.

                                                   Notice of 2001
                                                   Annual Meeting
                                                   and Proxy
                                                   Statement

--------------------------------------------------------------------------------

                                                    AVATAR
                                                    HOLDINGS INC.

                                     PROXY

                              AVATAR HOLDINGS INC.
                              201 Alhambra Circle
                          Coral Gables, Florida 33134

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Gerald D. Kelfer and Juanita I. Kerrigan as Proxies, each with the power to appoint his or her substitute; and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Avatar Holdings Inc. held of record by the undersigned at the close of business on April 2, 2001 at the Annual Meeting of Stockholders to be held on May 31, 2001, or any adjournment or adjournments thereof.

     If any other business may properly come before the meeting, or if cumulative voting is required, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


                            (continued on next page)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1, 2, 3 and 4.

Please mark your votes as indicated in this example [X]

Item 1 - ELECTION OF NINE DIRECTORS

         Nominees: L. Levy, M. Dresner, G.D. Kelfer, M. Meyerson,
         E.B. Moynihan, K.T. Rosen, F.S. Smith, W.G. Spears, B.A. Stewart

               FOR all nominees                    WITHHOLD
             listed at left (except                AUTHORITY
               as marked to the                 to vote for all
               contrary below).                  nominees listed.

                   [ ]                                [ ]

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

-----------------------------------------------------------------------------

(Instruction: To cumulate votes as to a particular nominee(s) as explained in the Proxy Statement, indicate the name(s) and the number of votes to be given to such nominee(s) in the space provided below.)

-----------------------------------------------------------------------------

Item 2 - APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG, LLP, INDEPENDENT ACCOUNTANTS, AS AUDITORS OF AVATAR HOLDINGS INC. FOR 2001.

              FOR  [ ]        AGAINST  [ ]           ABSTAIN  [ ]

Item 3 - APPROVAL OF AMENDMENT TO THE AVATAR HOLDINGS INC. AMENDED AND RESTATED 1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN.

              FOR  [ ]        AGAINST  [ ]           ABSTAIN  [ ]

Item 4 - APPROVAL OF THE AVATAR HOLDINGS INC. EXECUTIVE INCENTIVE COMPENSATION PLAN.

              FOR  [ ]        AGAINST  [ ]           ABSTAIN  [ ]

Item 5 - In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE CHECK IF YOU PLAN TO ATTEND THE ANNUAL STOCKHOLDERS MEETING  [ ]

Signature ______________________ Signature ___________________ Date ___________

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.